Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-237139) and Form S‑8 (No. 333-203591 and No. 333-225501) of Uniti Group Inc. of our report dated March 12, 2020 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Little Rock, Arkansas
February 25, 2022